Exhibit 99.1
SEPARATION AND GENERAL RELEASE AGREEMENT
     This Separation and General Release Agreement (this “Agreement”) is made by and between Associated Banc-Corp, a Wisconsin corporation (the “Company”) and Lisa B. Binder (“Executive”) (the Company and Executive referred to together as the “Parties”), effective as of May 15, 2009.
     WHEREAS, Executive is currently an at-will employee of the Company serving as its President and Chief Operating Officer, as well as a member of the board of directors of the Company (the “Board”) and the boards of directors of various subsidiaries of the Company;
     WHEREAS, Executive desires to resign from these positions with the Company to pursue other interests;
     WHEREAS, Executive voluntarily resigned from her employment with the Company and her service on the Board and any subsidiary boards of directors of the Company, effective as of May 15, 2009 (the “Separation Date”) and is not entitled to receive severance benefits (other than payment for services rendered or accrued benefits) pursuant to the terms of her employment and her board service;
     WHEREAS, the Company is not permitted to make any “golden parachute payment” as defined in Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and any executive compensation laws, regulations and/or guidance issued on or subsequent to the Separation Date (the “CPP Rules”) to Executive in connection with such termination pursuant to the terms of the Company’s participation in the United States Treasury’s Capital Purchase Program (the “CPP”) under the Troubled Asset Relief Program (“TARP”), which has been duly acknowledged by Executive pursuant to (i) a Waiver executed by Executive dated November 18, 2008 and effective as of November 21, 2008, attached hereto as Annex A (the “Waiver”), and (ii) the TARP Capital Purchase Program Compliance, Amendment and Consent Agreement between Executive and the Company dated as of November 20, 2008, attached hereto as Annex B (the “Consent Agreement”), and each are hereby made a part of this Agreement;
     WHEREAS, the Parties desire to enter into this Agreement to (a) clarify the payment of certain accrued benefits, (b) provide for payments which the Company agrees to provide Executive in exchange for other rights and obligations provided for under this Agreement, including restrictive covenant obligations on the part of Executive and (c) reaffirm Executive’s continuing obligations under, and adherence with, the terms of the Waiver, the Consent Agreement and the executive compensation restrictions under the CPP as currently exist and as may be adopted from time to time while the Company is a participant under the CPP; and
     WHEREAS, the Parties wish to avoid litigation and controversy and fully resolve any and all past, present and future disputes they may have relating to Executive’s employment with, or separation from service with, the Company.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows:
     1. Termination. Effective as of the Separation Date, Executive’s employment with the Company, as well as any and all positions she held with the Company and any affiliates, are terminated, including, without limitation, her position as a member of the Board and as a member of any boards of directors of affiliates of the Company.
     2. Accrued Obligations.
     (a) In accordance with the Company’s normal mode of executive salary payment, the Company shall pay Executive any accrued, but unpaid, base salary as of the Separation Date. In addition, the Company shall pay Executive the amount of any accrued, but unused, vacation as of the Separation Date. Executive acknowledges that with such payments, as well as the payments set forth below, Executive will have received all compensation owed to Executive by the Company. Except as specifically provided below, Executive shall not be entitled to receive any compensation from the Company following the Separation Date. In addition, Executive specifically acknowledges her execution of, and continuing obligation to be in compliance with, the Waiver and hereby acknowledges and agrees that any and all amounts under this Agreement are subject to the terms of Section 8 of this Agreement.
     (b) All of Executive’s health, dental and/or vision insurance coverage will cease on June 1, 2009; provided, however, that nothing herein will prevent Executive from electing continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (i.e., 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), and Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as amended).
     (c) Executive acknowledges and agrees that with the payments set forth in Section 2(a), as well as any vested benefits in her account under the Company’s 401(k) plan, Executive will have received all compensation and benefits (including leave time) due Executive in connection with her employment, and she is not entitled to any additional compensation or benefits except as specifically provided below.
     (d) The Company confirms that restricted stock grants made under the Associated Banc-Corp 2003 Long-Term Incentive Stock Plan, as amended and restated (the “Plan”) aggregating 18,550 shares of the Company’s common stock were vested prior to the Separation Date, pursuant to the terms of the applicable restricted stock grant agreements. Executive acknowledges that, upon the Separation Date, she shall automatically forfeit pursuant to the terms of the applicable award agreements: (i) the remaining 48,450 unvested shares of restricted stock granted under the Plan and (ii) 110,000 shares subject to stock option awards granted under the Plan to the extent such option shares remain unexercised upon the Separation Date.
     3. Consideration for Services Rendered. In consideration of Executive entering into this Agreement and performing her obligations hereunder, including the restrictions contained in Section 4, the Company shall compensate Executive with an aggregate cash payment of $1,650,000 to be paid in ten (10) monthly installment payments of $137,500. Such installment payments shall commence to be paid on May 29, 2009, and thereafter shall be paid on the fifteenth (15th) day of each month until February 15, 2010, with a final payment of $275,000 on March 15, 2010, in accordance with the Company’s normal accounts payable procedures. For purposes of the application of Treasury Regulation Section 1.409A-1(b)(4)(i), each such installment payment shall be deemed a separate payment.
Executive acknowledges and agrees that payment of all amounts under this Section 3 are conditioned upon Executive executing this Agreement and not rescinding, breaching or threatening to breach any of the terms of this Agreement (including, without limitation, the release of all claims set forth in Section 10 below).
     4. Restrictive Covenant Obligations.
     (a) Executive Acknowledgements. Executive acknowledges and agrees that, in consideration for the payment by the Company, Executive must not use her confidential knowledge of the Company’s business, strategic plans, and customer relationships to compete with the Company, and therefore agrees to the restrictions contained herein. Executive further acknowledges that:
     (i) during her employment, the Company was and will be engaged in the business of retail banking (“Business”);
     (ii) Executive has occupied a position of trust and confidence with the Company, and has become familiar with the Company’s trade secrets and with other proprietary and confidential information concerning the Business;
     (iii) the Company is participating in the CPP;
     (iv) the agreements and covenants contained in these restrictive covenants are essential to protect the Company and its goodwill; and
     (v) the Company would be irreparably damaged if Executive were to utilize or disclose the Company’s trade secrets or confidential information or provide executive or strategic services to any competing entity.
     (b) Non-Competition. For a period of one (1) year after the Separation Date (the “Restricted Period”), Executive will not, directly or indirectly, alone or in combination with any other person or entity, own (other than through the passive ownership of less than 1% of the publicly traded shares of any entity), operate, manage, control, engage or participate in, consult or advise, render services for, or otherwise assist, in any executive or strategic role, any person or entity (other than the Company) that engages in the Business in the States of Illinois, Wisconsin, or Minnesota (such person or entity hereafter referred to as a “Competitive Entity”), in which:
     (i) the Competitive Entity’s corporate headquarters is in the States of Illinois, Wisconsin, or Minnesota; or

     (ii) the Competitive Entity has a majority share of its Business operations in the States of Illinois, Wisconsin and/or Minnesota (either individually or in the aggregate); or
     (iii) Executive’s position with the Competitive Entity would involve directly and materially influencing the Competitive Entity’s operations in the States of Illinois, Wisconsin or Minnesota.
     (c) Non-Solicitation. Without limiting the generality of Subsection (b) above, during the Restricted Period, Executive will not, directly or indirectly, alone or in combination with any other person or entity:
     (i) solicit or attempt to solicit business related to the Business from any company or institution that is then, or was within the twelve (12) month period preceding such solicitation or attempt, a customer of the Company; or
     (ii) solicit, employ or engage in any capacity (whether as an employee, consultant, owner, member, independent contractor or otherwise) any individual who is or was, within the six (6) month period prior to such solicitation, employment or engagement, employed or otherwise engaged by the Company in any capacity.
     (d) Non-Disclosure of Confidential Information. During the Restricted Period and for a period of two (2) years following the Restricted Period, Executive shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Board, utilize, furnish, make available or disclose to any third party or use for the benefit of herself or any third party, any Confidential Information. “Confidential Information” shall mean any business information that relates to the Company or the Business, including, without limitation, information relating to strategic plans, financial, customer identities, potential customers, employees, suppliers, analyses, pricing models, revenue models, profit margins, products or services whether currently released or in development, inventions, discoveries, improvements, copyrightable work, know-how, process, designs, computer programs and routines, formula and techniques, strategies or other proprietary information used by the Company in connection with the Business; provided, however, that Confidential Information shall not include any information that is in the public domain or becomes known in the public domain through no wrongful act on the part of Executive. Executive acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.
     (e) Remedy for Breach. The Parties acknowledge and agree that the payments set forth in Section 3 above shall be subject to Section 8 and shall be due and owing to Executive only if she materially complies with her obligations in Subsections (b)-(d) of this Section 4, and that upon any breach or other failure to fulfill such obligations, Executive must repay any monies already received by her under Section 3. The Parties further acknowledge and agree that such forfeiture of unpaid amounts and obligation to repay previously received amounts shall apply regardless of any determination by a court that the restrictions in Subsections (b)-(d) of this Section 4 are illegal, void, unenforceable, or overly broad. In the event that Executive has breached or otherwise failed to fulfill her obligations under Subsections (b)-(d) of this Section 4,

Executive must repay to the Company all amounts received pursuant to Section 3 within five (5) days of receiving a written demand from the Company.
     5. Mutual Non-Disparagement; No Encouragement of Claims.
     (a) Executive agrees not to make any oral or written statement that disparages or places the Company (or any of its past or present officers, directors, employees, products, services or customers) in a false or negative light, or to encourage or assist any person or entity who may or who has filed a lawsuit, charge, claim or complaint against the Released Parties (as defined in Section 10); provided, however, that nothing herein shall prevent Executive from responding to a lawful subpoena, reporting to a government agency, or complying with any other legal obligation. If Executive receives any subpoena or becomes subject to any legal obligation that implicates this Section 5, Executive will provide prompt written notice of that fact to the Company (consistent with the notice provisions of this Agreement), and enclose a copy of the subpoena and any other documents describing the legal obligation.
     (b) The Company agrees that the Company’s officers and directors shall be directed not to make any oral or written statement that disparages or places Executive in a false or negative light, or encourage or assist any person who may or who has filed a lawsuit, charge, claim or complaint against Executive; provided, however, that nothing herein shall prevent the Company from meeting its disclosure obligations under the rules of the Securities and Exchange Commission, nor prevent the Company or any of its officers and directors from responding to a lawful subpoena, reporting to a government agency, or complying with any other legal obligation. If the Company or the Board of Directors receives any subpoena or becomes subject to any legal obligation that implicates this Section 5, the Company or the Board of Directors will provide prompt written notice of that fact to Executive (consistent with the notice provisions of this Agreement), and enclose a copy of the subpoena and any other documents describing the legal obligation.
     6. Return of Company Property. Executive represents and warrants that as of the date on which she executes this Agreement, she has returned or will return to the Company by May 18, 2009, all property and documents of the Company in her possession or control including, without limitation, all computer hardware and software, equipment, documents, communication devices, keys, access cards, materials, files, records, policies, database information, mailing lists, notes, and any other items belonging to the Company, including any copies thereof. Following the date of this Agreement, as reasonably requested by the Company, Executive agrees to make available, at a mutually agreed location, each of Executive’s and her husband’s computers for the Company’s verification of deletion of Confidential Information. Executive further represents and warrants that: (i) she has, truthfully and in good faith, executed the Certification attached hereto as Annex C, and that she has and will continue to fully comply with the requirements set forth therein; and (ii) for all hardware to be returned, she has tendered it to the Company in the same condition as such hardware existed during her employment, without deletion, alteration, or modification of any files, documents, records, or information maintained on such hardware. Notwithstanding anything herein to the contrary, Executive may retain copies of her personnel reviews from the Company.
     7. No Reinstatement. Executive waives any reinstatement or future employment with the Company and agrees never to apply for employment or otherwise seek to be hired, rehired, employed, reemployed, or reinstated by the Company.

     8. Waiver and CPP Compliance/Recovery. Notwithstanding anything to the contrary in this Agreement or in any other agreement, plan, program or arrangement of the Company, Executive agrees that she shall not be entitled to receive any amount of compensation that would conflict with the terms of the Waiver, the Consent Agreement or otherwise violate the CPP Rules or any other compensation rules applicable to the Company (collectively, the “Restrictions”). The preliminary determination of whether any compensation paid or to be paid to Executive conflicts with or violates the Restrictions shall be made by the Compensation and Benefits Committee of the Board (the “Committee”) in its good faith judgment with the advice of counsel. In the event of a (i) preliminary determination by the Committee or (ii) determination by the Company’s banking regulator, the US Department of the Treasury (“Treasury”), the US Internal Revenue Service or any other applicable federal government agency or body (each a “Government Agency”) that any compensation paid or to be paid to Executive would conflict with or violate the Restrictions, the Company agrees to provide notice of such determination to Executive within two (2) business days of the determination and to take reasonable steps to promptly request approval from the applicable Government Agency to make such payments to Executive under this Agreement in accordance with the Restrictions and/or to seek a waiver from Treasury that would permit the payments under this Agreement to be made to Executive if the determination is that the payment under the Agreement violates the Restrictions. Subject to the Company’s obligations set forth in the next sentence, Executive also agrees that, in the event that the Company is obligated to pay, or has previously paid, any amount to Executive that is determined by any applicable Government Agency to violate the terms of the Restrictions or as to which Treasury has not provided a waiver in response to the Company’s request, then (a) in the case of any unpaid obligation, the Company shall cease to have an obligation to pay such amounts to Executive on the dates set forth in Section 3 and (b) in the case of previously paid amounts, Executive shall be required to repay the gross amount of any such compensation to the Company within ten (10) business days of receiving written demand from the Company, or such shorter time period as may be required by such Government Agency or under the Restrictions. Subject to compliance with the Restrictions, the Company agrees that in the event any amounts to be paid to Executive under this Agreement pursuant to Section 3 have not been fully paid to Executive (or have had to be repaid by Executive to the Company) because of this Section 8, and as Executive explicitly agrees under such circumstances to continue to fulfill her obligations under this Agreement, including, but not limited to, pursuant to Sections 4, 5 and 10, the Company agrees that on the earlier of the date that (y) the Restrictions do not prohibit such payment to Executive or (z) the Company no longer has any obligation under TARP outstanding, the Company shall pay Executive in a lump sum any unpaid amounts; provided, however, that the Parties agree that any payments that are delayed beyond the timing specified in Section 3 are intended to be made in compliance with Treasury Regulation Section 1.409A-2(b)(7)(ii) so as to avoid the imposition of an additional tax under Section 409A of the Code.
     9. Cooperation. On and after the Separation Date, Executive agrees to cooperate with the Company and its affiliates in any current or future investigation, litigation, proceeding, or other legal matter, including but not limited to meeting with and fully answering the questions of the Company and its affiliates or their attorneys, representatives or agents, and testifying and preparing to testify at any deposition, trial, or other proceeding without subpoena The Company will consult with Executive and make reasonable efforts to schedule any such cooperation so as not to disrupt unnecessarily Executive’s plans and commitments. The Company agrees to reimburse Executive for all of her reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. Executive agrees, unless precluded by law, to promptly inform the Company in writing (consistent with the notice provisions of this Agreement) if she becomes aware of any lawsuits that are filed or threatened to be filed against the Company or its affiliates or if she become aware of or is asked to respond to questions in any formal or informal investigation of the Company or its affiliates (or its actions).
     10. Executive Release of Rights and Agreement Not to Sue.
     (a) Release. Executive (defined for the purpose of this Section 10 as Executive and Executive’s agents, representatives, attorneys, assigns, heirs, executors, and administrators) fully and unconditionally releases the Released Parties (defined as the Company and all related companies, partnerships, divisions, parents, subsidiaries, affiliates, predecessors, successors, joint ventures, and with respect to each such entity, all of its affiliates, predecessors, successors, assigns, past and present partners, employees, officers, directors, shareholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit plans or programs and the trustees, administrators, fiduciaries, and insurers of such plans or programs) from, and agrees not to bring any action, proceeding or suit against any of the Released Parties regarding, any and all known or unknown claims, causes of action, liabilities, damages, fees (including attorneys’ fees), rights, demands, payments, or other remedies of any type, or remunerations of any sort, arising or that may have arisen out of or in connection with Executive’s employment by or separation of employment from the Company (“Claims”), including but not limited to:
     (i) Claims based on denial of protection or benefits under any statute, ordinance, executive order, or regulation, including but not limited to claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Workers’ Adjustment and Retraining Notification, the Employee Retirement Income Security Act of 1974, National Labor Standards Act, the National Labor Relations Act, and the Wisconsin Fair Employment Act, as such Acts have been amended, and their state law counterparts, or any other federal, state or local statute, ordinance, or regulation regarding employment, termination of employment, or discrimination in employment;
     (ii) Claims arising under any other federal, state, municipal, or local employment discrimination statutes (including, but not limited to, Claims based on discrimination, harassment or retaliation on the basis of any characteristic protected under law, including but not limited to race, color, national origin, sex, religion, parental status, handicap, disability, age, marital status, veteran status, sexual orientation, ancestry, union activity, attainment of benefit plan rights, or other protected activity);
     (iii) Claims based upon breach of contract, wrongful termination, retaliatory discharge, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence, or any other common law basis arising out of or relating to Executive’s employment with and/or separation from employment with the Company or any of the Released Parties and status as a director of the Company and its subsidiaries;

     (iv) Claims seeking severance pay, compensation, benefits, damages, costs, attorneys’ fees, or other indemnities arising out of or relating to Executive’s employment with and/or separation from employment with the Company or any of the Released Parties and status as a director of the Company and its subsidiaries;
     (v) Claims for any violation of any public policy or common law of any state relating to employment or personal injury, including but not limited to claims for wrongful discharge, defamation, invasion of privacy, infliction of emotional distress, negligence, or interference with contract;
     (vi) Claims arising under any other federal, state, municipal, or local statute, law, ordinance, or regulation; and/or
     (vii) Claims for violation of any written or unwritten contract, policy, benefit plan, retirement or pension plan, option plan, severance plan, or covenant of any kind, or failure to pay wages, bonuses, employee benefits, other compensation, attorneys’ fees, damages, or any other remuneration.
     Claims shall not include, however, claims arising under this Agreement.
     Executive further waives any right to recovery in a proceeding instituted on Executive’s behalf by an administrative agency or other entity regarding Executive’s employment with, or separation from, the Company status as a director of the Company and its subsidiaries. Executive affirms that as of the time she is signing this Agreement, no action or proceeding covered by this Section 10 is pending against any of the Released Parties.
     Executive represents and warrants that Executive is the sole owner of the Claims released herein; that the same have not been assigned, transferred, or disposed of by fact, by operation of law, or in any manner whatsoever, and that Executive has the full right and power to release the Claims released herein. Executive further represents and warrants that Executive has not filed or initiated any legal, equitable, administrative, or any other proceedings against any of the Released Parties, and that no such proceeding has been filed or initiated on Executive’s behalf.
     Executive is aware that hereafter there may be a discovery of Claims in addition to or different from those Executive now knows or believe to be true. Executive expressly waives and releases, fully and finally, all such Claims and any rights Executive may have under any law that is intended to prevent such Claims from being waived or released.
     (b) Company’s Right to Recover. Executive agrees that if Executive breaches or violates any term of this Agreement, the Company, to the maximum extent permitted by law, shall be entitled to recover from Executive any amounts or benefits paid to Executive pursuant to this Agreement and Executive shall forfeit unpaid amounts, and the Released Parties shall be entitled to recover any costs and attorneys’ fees incurred to enforce the terms of this Agreement and any other remedies that may be available. The officers and directors of the Company are not aware of any cause of action of the Company against Executive as of the date of this Agreement. Executive further agrees that if Executive files a lawsuit or accepts recoveries or benefits based on Claims that Executive has released pursuant to this Agreement, as a condition precedent to maintaining the litigation, Executive will immediately forfeit and/or reimburse the Company for any amounts or benefits paid to Executive pursuant to Section 3 in compliance with Section 4(e).
     (c) Notice to Seek Counsel; Consideration Period; Revocation Period. Executive acknowledges that Executive has been advised in writing hereby to consult with an attorney before signing this Agreement and that Executive has had at least twenty-one (21) days after receipt of this Agreement to consider whether to accept or reject this Agreement. Executive understands that Executive may sign this Agreement prior to the end of such twenty-one (21) day period, but is not required to do so. Executive has the right to revoke this Agreement, solely with respect to Executive’s release of claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, for up to seven (7) days after Executive signs it. In order to so revoke, Executive must sign and send a written notice of the decision to do so, addressed as set forth in the notice provisions, and that written notice must be received no later than the eighth day after Executive signed this Agreement.
     EXECUTIVE HEREBY ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS AGREEMENT, HAS RETAINED COUNSEL REGARDING THIS AGREEMENT, AND HAS VOLUNTARILY ENTERED INTO THIS AGREEMENT BY SIGNING BELOW ON THE DATE SET FORTH BELOW.
     11. Violation of Agreement. If the Company prevails in a legal or equitable action (including an arbitration) claiming that Executive has breached this Agreement, the Company shall be entitled to recover from Executive the reasonable attorneys’ fees and costs incurred by the Company in connection with such action.
     12. Non-admission/Inadmissibility. This Agreement does not constitute an admission by the Company that any action it took with respect to Executive was wrongful, unlawful or in violation of any local, state, or federal act, statute, or constitution, or susceptible of inflicting any damages or injury on Executive, and the Company specifically denies any such wrongdoing or violation. This Agreement is entered into solely to resolve fully all matters related to or arising out of Executive’s employment with and separation from the Company. Neither the Agreement nor testimony regarding its negotiation, execution or implementation may be admitted or used as evidence in a subsequent proceeding of any kind, except one alleging a breach of this Agreement.
     13. Notice. Any notice required or permitted pursuant to the provisions of this Agreement shall be deemed to have been properly given if in writing and when sent by United States mail, certified or registered, postage prepaid, when sent by overnight courier or when personally delivered, addressed as follows:
     If to the Company:
Associated Banc-Corp
200 North Adams Street
Green Bay, WI 54301
Attention: Brian R. Bodager

     With a copy to:
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, IL 60661-3693
Attention: Robert J. Wild and
                 Shannon S. Anglin
     If to Executive:
Lisa B. Binder
[Address on file.]
     With a copy to:
Fox, O’Neill & Shannon, S.C.
622 North Water Street
Suite 500
Milwaukee, WI 53202-4978
Attention: William Soderstrom
or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Date of service of such notice shall be (x) the date such notice is personally delivered, (y) one day after the date of delivery to the overnight courier if sent by overnight courier or (z) date of postal delivery to the Company if sent by certified or registered mail.
     14. Governing Law; Arbitration; Jurisdiction; No Jury Trial. This Agreement shall be governed by and construed in accordance with laws and judicial decisions of the State of Wisconsin, without regard to its principles of conflicts of laws. In the event of any dispute or claim relating to or arising out of this Agreement or the matters contemplated herein, Executive and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association (“AAA”) in Madison, Wisconsin in accordance with the AAA’s National Rules for the Resolution of Employment Disputes, provided, however, that binding arbitration shall not apply to, and the Company shall be free to seek, injunctive or other equitable relief with respect to any actual or threatened breach or violation by Executive of her obligations under Section 4 hereof in any court having jurisdiction over Executive. Except as otherwise set forth in this Section 14, the Company and Executive agree that the jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement shall be exclusively in the courts in the State of Wisconsin, County of Dane, including the federal courts located therein and the Company and Executive and hereby submit and consent to said jurisdiction and venue. Executive acknowledges that by accepting this arbitration provision she is waiving any right to a jury trial in the event of a covered dispute.

     15. Miscellaneous.
     (a) Severability; Waiver. The provisions of this Agreement shall be severable and the invalidity of any provision shall not affect the validity of the other provisions; provided, however, that upon a finding by a court of competent jurisdiction that any release or agreement in Sections 4 or 10 is illegal, void or unenforceable, Executive agrees to promptly execute a release, waiver and/or covenant that is legal and enforceable to the extent permitted by law. No provision of this Agreement may be waived except by a writing executed and delivered by the party against whom waiver is sought. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.
     (b) Heading. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.
     (c) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.
     16. Indemnification/D&O Coverage. The Company will provide Executive with (a) indemnification, as provided from time to time under the Company’s policy and practice for similarly-situated executives (whether or not separated) and (b) continued coverage under the Company’s directors’ and officers’ insurance, to the extent provided from time under the applicable policy and practice for similarly-situated executives (whether or not separated). For so long as such indemnification may apply, Executive shall promptly and diligently cooperate with the Company in any investigation, litigation, proceeding, or other legal matter, including but not limited to meeting with and fully answering the questions of Company or its attorneys, representatives or agents, and testifying and preparing to testify at any deposition, trial, or other proceeding without subpoena. The dates and times on which Executive provides such cooperation shall, to the extent possible, be mutually agreed upon by Executive and the Company. The Company agrees to compensate Executive for any reasonable out-of-pocket expenses she reasonably incurs in providing such assistance and cooperation.
     17. Section 409A. It is intended that any income or payments to Executive provided pursuant to this Agreement will not be subject to the additional tax and interest under Section 409A of the Code (a “Section 409A Tax”). The provisions of the Agreement will be interpreted and construed in favor of complying with any applicable requirements of Section 409A necessary in order to avoid the imposition of a Section 409A Tax. The Parties agree that neither party has (a) an obligation to bring any potential Section 409A Tax to the attention of the other party or (b) any liability for any Section 409A Tax or any other reporting or withholding obligation to the other party.
     18. Voluntary Execution of Agreement. Executive acknowledges that:
     (a) Executive has carefully read this Agreement and fully understands its meaning;

     (b) Executive had the opportunity to take up to twenty-one (21) days after receiving this Agreement to decide whether to sign it;
     (c) Executive understands that the Company is herein advising her, in writing, to consult with an attorney before signing it and acknowledges that she has retained an attorney;
     (d) Executive is signing this Agreement, knowingly, voluntarily and without any coercion or duress; and
     (e) all consideration Executive is receiving in exchange for signing this Agreement is described herein, and no other promises or representations have been made to induce Executive to sign this Agreement.
     19. Entire Agreement. This Agreement, the Waiver and the Consent Agreement represent the entire agreement and understanding concerning Executive’s employment with and separation from the Company, and supersedes and replaces any and all prior agreements, understandings, discussions, proposals, or negotiations (whether written or oral) between Executive and the Company on the matters addressed herein.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been executed on the date stated below.

ASSOCIATED BANC-CORP
By:	/s/ Paul S. Beideman
Paul S. Beideman
Chairman and CEO

Dated: May 15, 2009

/s/ Lisa B. Binder
Lisa B. Binder

Dated: May 15, 2009

ANNEX A
WAIVER
In consideration for the benefits I will receive as a result of my employer’s participation in the United States Department of the Treasury’s TARP Capital Purchase Program, I hereby voluntarily waive any claim against the United States or my employer for any changes to my compensation or benefits that are required to comply with the regulation issued by the Department of the Treasury published in the Federal Register on October 20, 2008.
I acknowledge that this regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements) that I have with my employer or in which I participate as they relate to the period the United States holds any equity or debt securities of my employer acquired through the TARP Capital Purchase Program.
This waiver includes all claims I may have under the laws of the United States or any state related to the requirements imposed by the aforementioned regulation, including without limitation a claim for any compensation or other payments I would otherwise receive, any challenge to the process by which this regulation was adopted and any tort or constitutional claim about the effect of these regulations on my employment relationship.
Agreed and Accepted
/s/ Lisa B. Binder
Date: November 18, 2008

ANNEX B
TARP CAPITAL PURCHASE PROGRAM
COMPLIANCE, AMENDMENT AND CONSENT AGREEMENT
     This TARP Capital Purchase Program Compliance, Amendment and Consent Agreement, dated as of November 20, 2008 (the “Agreement”), is entered into by and between Lisa B. Binder (the “Executive”) and Associated Banc-Corp (the “Company”).
     WHEREAS, the Executive is a “senior executive officer” (as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and any guidance and regulations issued thereunder, including the Interim Final Rule under 31 C.F.R. Part 30) of the Company (a “Senior Executive Officer”); and
     WHEREAS, in connection with the purchase by the United States Department of the Treasury (the “UST”) of certain preferred shares and related common stock warrants of the Company (the “Purchased Securities”) and pursuant to a Letter Agreement and a Securities Purchase Agreement, between the UST and the Company (the “Purchase Agreement”), the Company is required to meet certain executive compensation and corporate governance standards under Section 111(b) of EESA, as implemented by guidance or regulation thereunder that has been issued and is in effect as of the Closing Date (as defined in the Purchase Agreement) (such guidance or regulation being hereinafter referred to as the “CPP Guidance”); and
     WHEREAS, as a condition to the Closing (as defined in Section 1.2(a) of the Purchase Agreement), Section 1.2(d)(iv)(A) thereof provides that the Company is required to have effected such changes to its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, the “Compensation and Benefit Arrangements”) with respect to its Senior Executive Officers (and to the extent necessary for such changes to be legally enforceable, each of its Senior Executive Officers shall have duly consented in writing to such changes), as may be necessary, to comply with Section 111(b) of EESA and the CPP Guidance during the time that the UST owns any Purchased Securities or any equity in the Company acquired through such Purchased Securities; and
     WHEREAS, in consideration for the benefits the Executive will receive as a result of the participation of the Company in the UST’s TARP Capital Purchase Program, the Executive desires to modify the Compensation and Benefit Arrangements with respect to which the Executive is a party or a participant, to the extent necessary to comply with Section 111(b) of the EESA, the CPP Guidance and the Purchase Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein, the Executive and the Company hereby agree as follows:
1.	Amendments to the Compensation and Benefit Arrangements. Effective as of the date hereof, the Executive hereby consents to the amendment of the Compensation and Benefit Arrangements, specifically including, but not limited to, each of the Executive’s outstanding equity awards listed on Schedule 1 hereto, and any other outstanding equity or non-equity award under any of the Company incentive compensation plans, as determined by the Company’s Board of Directors (the “Board”) or the Compensation and Benefits Committee of the Board (the “Committee”) to be necessary to comply with the executive compensation and corporate governance requirements of Section 111(b) of the EESA and the CPP Guidance, and the provisions of Sections 1.2(d)(iv), 1.2(d)(v) and 4.10 of the Purchase Agreement, including as follows:
(a)	In the event that any payment or benefit to which the Executive is or may become entitled under the Compensation and Benefit Arrangements is a “golden parachute payment” for purposes of Section 111(b) of the EESA and the CPP Guidance, including the rules set forth in § 30.9 Q-9 of 31 C.F.R. Part 30, if, and to the extent, the payment of which is prohibited to be made by the Company under EESA and the CPP Guidance, then (i) the Company shall not make or provide (nor shall the Company be obligated to make or provide), during the period that the UST owns any Purchased Securities or any equity in the Company acquired through such Purchased Securities, any such prohibited portion of such payment or benefit to the Executive, and (ii) the Executive shall not be entitled to receive, during the period that the UST owns the Purchased Securities or any equity in the Company acquired through such Purchased Securities, any such prohibited portion of such payment or benefit.

(b)	Any bonus or incentive compensation paid to the Executive during the period that the UST owns the Purchased Securities will be subject to recovery or “clawback” by the Company or its affiliates (pursuant to the Company’s TARP Capital Purchase Program Clawback Policy attached hereto as Exhibit A, as it may be amended from time to time) if, and to the extent, the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, all within the meaning of Section 111(b) of the EESA and the CPP Guidance.

(c)	In the event that the Committee determines that any bonus or incentive compensation arrangement pursuant to which the Executive is or may be entitled to a payment encourages the Executive to take “unnecessary and excessive risks that threaten the value of the financial institution” (within the meaning of § 30.9 Q-4 of 31 C.F.R. Part 30), the Committee (or, if required by the applicable arrangement, the Board), on behalf of the Company, shall take such action as is necessary to amend any such bonus and/or incentive compensation arrangements to eliminate such encouragement, and the Executive’s bonus and/or incentive compensation will be determined pursuant to such amended arrangements.
2.	Miscellaneous.
(a)	This Agreement shall be void and without effect ab initio if the Closing (as defined in the Purchase Agreement) of the transactions contemplated by the Purchase Agreement does not occur.

(b)	This Agreement may be executed in one or more counterparts, each of which when executed shall be an original, but all of which when taken together shall constitute one and the same agreement.

(c)	The Executive hereby consents to the adoption of any amendment to any specific Compensation and Benefit Arrangement which the Board or the Committee, as applicable, believes is necessary or appropriate in order to (i) memorialize the terms and intent of this Agreement, including, but not limited to, (1) the addition of the TARP Capital Purchase Program Annex (in the form attached hereto as Exhibit B) to each relevant Compensation and Benefits Arrangement, and (2) the adoption of the Company’s TARP Capital Purchase Program Clawback Policy, and (ii) comply with any subsequently-issued, applicable guidance under EESA that is either (1) treated as being effective as of the Closing Date (as defined in the Purchase Agreement), or (2) required by the UST as a condition of the Company’s continued participation in the TARP Capital Purchase Program.

(d)	This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Wisconsin.
     IN WITNESS WHEREOF, the Company has caused this Agreement to executed by its duly authorized representative and the Executive executed this Agreement as of the day and year first above written.

EXECUTIVE	ASSOCIATED BANC-CORP

/s/ Lisa B. Binder	By:	/s/ Authorized Signatory

	Name:	Authorized Signatory

	Title:	Authorized Signatory

SCHEDULE 1
EXECUTIVE’S EQUITY AWARDS
[Schedule Omitted]

Exhibit A
ASSOCIATED BANC-CORP
TARP Capital Purchase Program Clawback Policy
This TARP Capital Purchase Program Clawback Policy (this “Policy”), adopted by the Associated Banc-Corp (the “Company”) Board of Directors (the “Board”) as of November 20, 2008, has been established as part of the Company’s participation in the TARP Capital Purchase Program (the “CPP”) of the United States Treasury Department (“UST”). This Policy is intended to comply with Section 111(b)(2)(B) of the Emergency Economic Stabilization Act of 2008 (“EESA”), as implemented by guidance and regulations thereunder in effect as of November 20, 2008 (any such guidance or regulation being referred to hereinafter as “CPP Guidance”).
During the time period UST holds an equity or debt position acquired under the CPP, any bonus or incentive compensation paid to any of the Company’s “senior executive officers” or “SEOs,” within the meaning set forth in CPP Guidance, to the extent based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria will be subject to recovery or “clawback” by the Company.
This Policy will be administered by the Board’s Compensation and Benefits Committee (the “Committee”), unless otherwise determined by the Board, in accordance with the following:
▪ Notwithstanding anything in any policy, plan, program, agreement or arrangement of the Company or any of the affiliates in its “controlled group,” within the meaning of §30.1 Q-1(b) of 31 C.F.R. Part 30 or any subsequent applicable CPP Guidance, to the contrary, all determinations, actions and interpretations made pursuant to this Policy shall be made in accordance with EESA and any applicable CPP Guidance.
▪ If the Committee determines, in its sole and absolute discretion, that an SEO received a payment, or payments, of bonus or incentive compensation (including, without limitation, any non-equity short- or long-term bonus or any equity compensation) that is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria used in determining or setting such bonus or incentive compensation, then the Committee shall determine the amount of any such bonus or incentive compensation that was paid as a result of such materially inaccurate financial statements and/or performance metric criteria (the “Overpayment Amount”). The Committee shall, promptly after making such determination, send such SEO a notice of recovery (“Recovery Notice”) which shall specify the Overpayment Amount and the terms for prompt repayment thereof.
The Board shall have the authority to amend or terminate this Policy to the extent necessary to comply with the requirements of EESA and the CPP Guidance. The Committee shall have the authority to establish rules and procedures for administering this Policy, all of which shall comply with the requirements of EESA and the CPP Guidance.

Exhibit B
TARP Capital Purchase Program Annex
Notwithstanding anything in the Plan to the contrary, during the period when the United States Department of the Treasury (the “UST) owns any debt or equity of the Company in connection with the Company’s participation in the UST’s TARP Capital Purchase Program, with respect to any Participant or Optionee (as applicable) who, as determined by the Compensation and Benefits Committee of the Company’s Board of Directors (the “Committee”), is or becomes a “senior executive officer” (as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and the guidance regulations issued thereunder, including the Interim Final Rule under 31 C.F.R. Part 30 (the “CPP Guidance”)) with respect to the Company (a “Senior Executive Officer”) shall be subject to the following provisions.
(a)	To the extent any payment or benefit to which such Senior Executive Officer is or may become entitled under the Plan is a “golden parachute payment” for purposes of Section 111(b) of EESA and the CPP Guidance, including the rules set forth in § 30.9 Q-9 of 31 C.F.R. Part 30 (“Golden Parachute Payment”), if, and to the extent, the payment of which is prohibited to be made by the Company under EESA and the CPP Guidance, then (i) the Company shall not make or provide (nor shall the Company be obligated to make or provide), any such prohibited portion of such payment or benefit to such Senior Executive Officer, and (ii) such Senior Executive Officer shall not be entitled to receive any such prohibited portion of such payment or benefit. All payments that would be Golden Parachute Payments to such Senior Executive Officer (whether arising under the Plan or any other plan, program or arrangement of, or agreement with, the Company) shall be aggregated and reduced, as determined by the Committee, in the following order until the aggregate amount of all payments remaining due to such Senior Executive Officer no longer constitute Golden Parachute Payments:
(i)	first, if and to the extent necessary, payments of cash severance shall be eliminated in reverse order based on the date they would have otherwise become due;

(ii)	then, if and to the extent necessary, vesting of equity awards shall be eliminated in reverse order based on the grant date of such awards (i.e, last granted, first eliminated);

(iii)	then, if and to the extent necessary, payments of other forms of deferred compensation shall be eliminated.
(b)	Any bonus or incentive compensation paid to such Senior Executive Officer under the Plan will be subject to recovery or “clawback” by the Company or its affiliates pursuant to the Company’s TARP Capital Purchase Program Clawback Policy, as in effect from time to time (the “Policy”), if, and to the extent, the payment of any such bonus or incentive compensation was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, as determined pursuant to the Policy, Section 111(b) of EESA and the CPP Guidance.
(c)	The provisions of this Annex shall be interpreted in compliance with EESA and any applicable CPP Guidance. For purposes of this Annex, references to the Company shall be deemed to include all entities in the Company’s controlled group (as determined pursuant to the CPP Guidance).

ANNEX C

STATE OF WISCONSIN	)
COUNTY OF MILWAUKEE	)	ss.
CERTIFICATION OF LISA B. BINDER
I, LISA B. BINDER, in connection with my resignation as a Director, President and Chief Operating Officer of Associated Banc-Corp, Associated Bank, National Association and subsidiaries, (collectively, the “Company”), having been duly sworn under oath, hereby certify that:
A.	I have conducted a thorough and diligent search for any documents (including without limitation emails, computer files, notes, disks, print outs, correspondence, transcripts, etc., whether in tangible or electronic form) in my possession, custody and control, reflecting or containing any of the Company’s proprietary, confidential, financial, and/or personnel information, or otherwise produced, prepared, or received by me during my employment with the Company, including all Confidential Information as defined and more fully described in Section 4(d) of the Separation and General Release Agreement (the “Agreement”) executed in connection with my separation from the Company (collectively, the “Proprietary Information”).

B.	I have returned to the Company, or will return by May 18, 2009, all of its Proprietary Information and other property in any form whatsoever, except electronic versions which have been deleted from computers in my household and documents destroyed prior to the date of the Agreement, that I received, prepared, or gained access to during my employment with the Company, and I have not retained any copies or excerpts thereof.

C.	By May 18, 2009, I will not be in possession, custody or control of any duplicates, whether in tangible or electronic form, of any documents reflecting or containing any Proprietary Information, nor am I in possession, custody or control of any other property belonging to the Company.

D.	Other than related to my employment as an executive and director of the Company, I have used, provided access to, distributed and/or disclosed the Company’s Proprietary Information only to my husband and to William Soderstrom in connection with negotiation of the Agreement. I have directed each person to whom or entity to which I disseminated or provided access to such Proprietary Information to destroy it or return it to me and to certify to me that this has been done. Except as otherwise set forth here, I have no reason to believe that any such person or entity has retained any copies of such Proprietary Information.

E.	Except as set forth above in Paragraph D, I have not used, distributed or disclosed any Proprietary Information to any persons other than officers and senior management of the Company.

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F.	After the date on which I sign this Certification, if I discover in my possession, custody or control any of the Company’s Proprietary Information (whether in tangible or electronic form) or any other Company property, or am advised by any person or entity to whom I disseminated or provided access to Proprietary Information of their possession, I will immediately provide such documents or other property to the Company and immediately inform the Company in writing of where and how I located such information and how I used or disclosed such Proprietary Information or property.
I declare under penalty of perjury that the foregoing is true and correct.

/s/ Lisa B. Binder
Lisa B. Binder

Date: May 15, 2009

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